Exhibit o (iii) under Form N-1A
                                       Exhibit (24 ) under Item 601/Reg. S-K





                             POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary(ies) of EDWARD JONES MONEY MARKET FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE

/s/ J. Christopher Donahue          President and Trustee
J. Christopher Donahue





/s/ Richard B. Fisher               Vice Chairman
Richard B. Fisher



      Sworn to and subscribed before me this 26th day of August, 2002.



/s/ Madaline P. Kelly


Madaline P. Kelly, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Feb. 22, 2004
Member, Pennsylvania Association of Notaries

                                                Exhibit o(i) under Form N-1A
                                          Exhibit 24 under Item 601/Reg. S-K



                             POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Municipal Securities Income Trust and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE

/s/ J. Christopher Donahue          President                  August 23, 2002
J. Christopher Donahue

/s/ Richard B. Fisher               Vice Chairman              August 23, 2002
Richard B. Fisher


Sworn to and subscribed before me this 23rd day of August,  2002.


/s/ Madaline P. Kelly


Madaline P. Kelly, Notary Public
Pittsburgh, Allegheny County
My Commission Expires February 22, 2004
Member, Pennsylvania Association of Notaries